Exhibit 99.1
D-Wave Appoints Bernard Gavgani to Board of Directors and Cybersecurity Committee
Seasoned financial technology executive brings depth of expertise in global technology strategy, cybersecurity, AI governance, and operational transformation to D-Wave
PALO ALTO, Calif. — September 21, 2026 — D-Wave Quantum Inc. (NASDAQ: QBTS) ("D-Wave" or the "Company"), the only dual-platform quantum computing company providing both annealing and gate-model systems, software and services, today announced the appointment of veteran financial technology executive Bernard Gavgani to its Board of Directors and Cybersecurity Committee.
Gavgani currently serves as Senior Advisor for Technology and Innovation to BNP Paribas Group Executive Management and previously served as Group Chief Information Officer (CIO) of BNP Paribas. He joins D-Wave's Board in a personal capacity and brings deep experience in global technology strategy, operational transformation, artificial intelligence governance, cybersecurity, and workplace and network modernization.
Prior to serving as group CIO, Gavgani served as chief operating officer for information technology and operations within BNP Paribas corporate and institutional banking. Earlier in his career at BNP Paribas, he held senior leadership positions across capital markets, equity derivatives, technology, operations, and the bank’s general inspection function.
“I’m thrilled to join the D-Wave board at a time of rapid growth and opportunity for the company,” said Gavgani. “Having served as a CIO, I understand the practical requirements for bringing emerging technologies into the enterprise – from integrating with existing systems to delivering measurable business value. I look forward to bringing that perspective to D-Wave as it continues to strengthen the technology infrastructure and operational capabilities needed for its next phase.”
“Bernard brings decades of experience making critical technology decisions within a highly regulated global enterprise,” said Sharon Holt, chair of the D-Wave board. “His expertise in cybersecurity, risk management, and large-scale transformation will add an important dimension to the board as we guide D-Wave’s long-term strategy and market leadership.”
“Bernard adds an important perspective to the board as a seasoned technology leader who understands the demands of operating at global enterprise scale,” said Dr. Alan Baratz, CEO of D-Wave. “His insights will be invaluable as we build on our technology foundation and expand the value we deliver to customers.”
About D-Wave Quantum Inc.
D-Wave is a leader in the development and delivery of quantum computing systems, software, and services. It is the world’s first commercial supplier of quantum computers, and the first and only to offer dual-platform quantum computing products and services, spanning both annealing and gate-model quantum computing technologies. D-Wave’s mission is to help customers realize the value of quantum today through enterprise-grade systems available on-premises and via its Leap™ quantum cloud service, which offers 99.9% availability and uptime. More than 100 organizations across commercial, government and research sectors trust D-Wave to address complex computational challenges using quantum computing. Learn more about realizing the value of quantum computing today and how D-Wave is shaping the quantum-driven industrial and societal advancements of tomorrow: www.dwavequantum.com.

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1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC. Undue reliance should not be placed on the forward-looking statements in this press release in making an investment decision, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.
Media Contact:
Alex Daigle
media@dwavesys.com